LIMITED POWER OF ATTORNEY
                                       FOR
                         WASHINGTON TRUST BANCORP, INC.
                              SECTION 16(a) FILINGS


         Know all men by these presents, that the undersigned hereby constitutes and appoints each of John C. Warren and David V. Devault, signing singly, the undersigned's true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned, in the undersigned's capacity as a stockholder of The Washington Trust Bancorp, Inc. (the Company), Forms 3, 4, and 5 and amendments thereto in accordance with Section 16(a) of the Securities and Exchange Act of 1934 and the rules thereunder to report purchase or sale transactions by the undersigned or his spouse in the Common Stock of the Company in accordance with information regarding such transactions provided to the Company by the undersigned;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or amendment thereto and timely file such form with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

3. take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned  might  or  could  do  if  personally  present,  with  full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. All information about stock transactions will be provided to David Devault, 401-348-1319; Fax: 401-348-1565, email:
dvdevault@washtrust.com.   The  undersigned  acknowledges  that  the  foregoing
attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act of 1934.

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of September, 2004.




                                    /s/ David Wallace
                                    ------------------------------
                                    David Wallace